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                                                                     EXHIBIT 4.7


                             FIRST SUPPLEMENTAL INDENTURE



         FIRST SUPPLEMENTAL INDENTURE, dated as of September 20, 1996, among BUFFETS, INC., a Minnesota corporation ("Buffets"), HOMETOWN BUFFET, INC., a Delaware corporation ("Hometown"), and WELLS FARGO BANK, N.A. (successor trustee to First Interstate Bank of California) ("Trustee").

         WHEREAS, Hometown has previously issued and sold $41,500,000 principal amount of its 7% Convertible Subordinated Notes due December 1, 2002 (the "Notes") under an Indenture dated as of November 27, 1995 (such Indenture, as supplemented by this First Supplemental Indenture and as may be, from time to time, further amended, restated, supplemented or otherwise modified, the "Indenture"), between Hometown and First Interstate Bank of California, said Notes being convertible into shares of Common Stock of Hometown;

         WHEREAS, Buffets, Country Delaware, Inc., a Delaware corporation ("CDI"), and Hometown entered into an Agreement and Plan of Merger dated June 3, 1996 (the "Merger Agreement"), providing for the merger of CDI with and into Hometown with Hometown being the surviving corporation of the merger (the "Merger") such that upon the Merger, Hometown shall become a wholly-owned subsidiary of Buffets;

         WHEREAS, the Merger Agreement contemplates that Buffets will guaranty the obligations of Hometown evidenced by the Notes and further contemplates that the Notes be amended to reflect that the Notes will be convertible into shares of Buffets Common Stock rather than Common Stock of Hometown;

         WHEREAS, Article 9 of the Indenture provides for the execution of supplemental indentures for the purpose of making provisions with respect to the conversion rights of the holders of the Notes under the Indenture pursuant to the requirements of Section 13.11 of the Indenture;

         WHEREAS, Section 6.17 of the Merger Agreement provides that on or prior to the Effective Time (as defined therein), Buffets and Hometown shall execute and deliver a supplemental indenture with respect to the Notes to reflect Buffets' guaranty of Hometown's liability for the principal of, and interest on the Notes and the obligation of Buffets to deliver Buffets Common Stock upon conversion of the Notes; and

         WHEREAS, the execution of this First Supplemental Indenture has been duly authorized by Buffets, the Trustee, and Hometown, and all things necessary to make this First Supplemental Indenture a valid, binding, and legal instrument according to its terms and the terms of the Indenture have been done and performed.


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         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                      ARTICLE 1

                                    EFFECTIVENESS

         Section 1.1 EFFECTIVE TIME OF MERGER. As provided in the Merger Agreement, the Merger shall become effective upon the filing by Hometown and CDI with the Secretary of State of Delaware of a certificate of merger (the "Certificate of Merger") which Certificate of Merger shall be filed by Hometown and CDI in accordance with the General Corporation Law of the State of Delaware as soon as practicable on or after the Closing Date (as defined in Section 1.02 of the Merger Agreement). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

         Section 1.2 CLOSING DATE. As provided in the Merger Agreement, the closing for the Merger shall, unless another date, time or place is agreed to in writing by the parties to the Merger Agreement, take place at the offices of Faegre & Benson LLP, Minneapolis, Minnesota, at 9:00 a.m. no later than the second business day after satisfaction of all the conditions set forth in
Article VII of the Merger Agreement, unless a condition shall have been waived in accordance with Article VII of the Merger Agreement.

         Section 1.3 EFFECTIVENESS OF FIRST SUPPLEMENTAL INDENTURE. This First Supplemental Indenture shall be and become effective upon the Effective Time. The Effective Time shall be evidenced by the delivery to the Trustee of an Officer's Certificate of Hometown upon which the Trustee may rely as conclusive evidence of the consummation of the Merger, the Effective Time thereof, and the effectiveness of this First Supplemental Indenture.



                                      ARTICLE II

                              GUARANTY AND SUBSTITUTION

         Section 2.1 GUARANTY BY BUFFETS. Buffets hereby guaranties the prompt and complete payment and performance of Hometown's obligations under the Indenture and the Notes, including, without limitation, Hometown's liability for the payment of principal of, premium, if any, and interest on the Notes; provided, however, Buffets' obligations under the foregoing guaranty are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of Buffets as provided in Article 12 of the Indenture.


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         Section 2.2    SUBSTITUTION OF BUFFETS STOCK.  Buffets, Hometown and
Trustee each hereby acknowledge and agree that Buffets assumes the obligation to deliver Buffets Common Stock upon conversion of the Notes in substitution for Common Stock of Hometown, upon the terms and conditions of Article 13 as revised by this First Supplemental Indenture.



                                     ARTICLE III

                       AMENDMENT TO ARTICLE 13 OF THE INDENTURE

         Section 3.1 AMENDMENT. Article 13 of the Indenture is hereby amended in its entirety to read as follows:

    "13.1  CONVERSION PRIVILEGE AND CONVERSION PRICE.

                 Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Buffets Common Stock at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on the sixtieth day following the latest date of initial issuance of the Notes to be converted and shall expire at the close of business on December 1, 2002. In case a Note or portion thereof is called for redemption at the election of the Company or delivered for repurchase pursuant to Article 14, such conversion right in respect of the Note or portion so called shall expire at the close of business on the last Trading Day prior to the Redemption Date or the Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase.

                 The price at which shares of Buffets Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $11 2/3 per share of Buffets Common Stock. The conversion price shall be adjusted in certain instances as provided in this Article 13.

         13.2    EXERCISE OF CONVERSION PRIVILEGE.

                 In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to Buffets or in blank, at any office or agency of Buffets maintained for that purpose pursuant to Section 10.2, accompanied by written notice to Buffets (in


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    form and substance satisfactory to Buffets) at such office agency that the
    Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to Buffets of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion. Subject to the provisions of Section 3.7 relating to the payment of Defaulted Interest by Buffets, the interest payment with respect to a Note called for redemption on a Redemption Date during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of such Note at the close of business on such Regular Record Date notwithstanding the conversion of such Note after such Regular Record Date and prior to such Interest Payment Date, and the Holder converting such Note need not include a payment of such interest payment amount upon surrender of such Note for conversion. Except as provided in the preceding sentence and subject to the final paragraph of Section 3.7, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion or on account of any dividends on the Buffets Common Stock issued upon conversion.

                 Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Buffets Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Buffets Common Stock at such time. As promptly as practicable on or after the Conversion Date, Buffets shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Buffets Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 13.3

                 In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Note.


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         13.3    FRACTION OF SHARES.

                 No fractional shares of Buffets Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Buffets Common Stock which would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), Buffets shall pay a cash adjustment in respect of such fraction in an amount equal to the fraction of the daily Closing Price per share of Buffets Common Stock (consistent with Section 13.4(h) below) at the close of business on the day of conversion.

         13.4    ADJUSTMENT OF CONVERSION PRICE.

                 (a) In case Buffets shall pay or make a dividend or other distribution on any class of capital stock of Buffets Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Buffets Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Buffets Common Stock at any time outstanding shall not include shares held in the treasury of Buffets but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Buffets Common Stock. Buffets will not pay any dividend or make any distribution on shares of Buffets Common Stock held in the treasury of Buffets.

                 (b) Subject to the provisions of paragraph (g) of this Section, in case Buffets shall issue rights, options or warrants to all holders of Buffets Common Stock entitling them to subscribe for or purchase shares of Buffets Common Stock at a price per share less than the Current Market Price (determined as provided in paragraph (h) of this Section) on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Buffets Common Stock outstanding at the close of business on the date fixed for



                                          5

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    such determination plus the number of shares of Buffets Common Stock which the aggregate of the offering price of the total number of shares of Buffets Common Stock offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Buffets Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Buffets Common Stock so offered for subscription or repurchase, such reduction to become effective immediately after the opening of business on the date fixed for such determination. For the purpose of this paragraph (b), the number of shares of Buffets Common Stock at any time outstanding shall not include shares held in the treasury of Buffets but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Buffets Common Stock. Buffets will not issue any rights, options or warrants in respect of shares of Buffets Common Stock held in the treasury of Buffets.

                 (c) In case outstanding shares of Buffets Common Stock shall be subdivided into a greater number of shares of Buffets Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Buffets Common Stock shall each be combined into a smaller number of shares of Buffets Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 (d) Subject to the last sentence of this paragraph (d) and the provisions of paragraph (g) of this Section, in case Buffets shall, by dividend or otherwise, distribute to all holders of the Buffets Common Stock evidences of its indebtedness, shares of any class of its capital stock, cash or other assets (including securities, but excluding any rights, options or warrants referred to in paragraph (b) of this Section, excluding any dividend or distribution paid exclusively in cash and excluding any dividend or distribution referred to in paragraph (a) of this Section), the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date


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    less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed applicable to one share of Buffets Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (h) of this Section, to the extent possible. For purposes of this paragraph (d), any dividend or distribution that includes shares of Buffets Common Stock, rights, options or warrants to subscribe for or purchase shares of Buffets Common Stock or securities convertible into or exchangeable for shares of Buffets Common Stock shall be deemed to be (x) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Buffets Common Stock, such rights, options or warrants or such convertible or exchangeable securities (making any conversion price reduction required by paragraph (d)) immediately followed by (y) in the case of such shares of Buffets Common Stock or such rights, options or warrants, dividend or distribution thereof (making any further conversion price reduction required by (a) and (b) of this Section, except any shares of Buffets Common Stock included in such dividend or distribution shall not be deemed "outstanding at close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section), or (z) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of shares of Buffets Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further conversion price reduction required by paragraph (a) of this Section, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section).

                 (e) In case Buffets shall, by dividend or otherwise, distribute to all holders of its Buffets Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which
    Section 13.11 applies or as part of a distribution referred to in paragraph (d) of this Section) in an aggregate amount that, combined together with (1) the aggregate amount of any other distributions to all holders of its Buffets Common Stock exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph


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    (e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration paid or payable in respect of any tender offer by Buffets or any Subsidiary for all or any portion of the Buffets Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to paragraph (f) of this Section has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) on the date for the determination of holders of shares of Buffets Common Stock entitled to receive such distribution times the number of shares of Buffets Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the conversion price shall be reduced so that same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price (determined as provided in paragraph (h) of this Section) on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 12.5% and (y) the number of shares of Buffets Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price (determined as provided in paragraph (h) of this Section) on such date for determination.

                 (f) In case a tender offer made by Buffets or any Subsidiary for all or any portion of the Buffets Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration paid or payable in respect of any other tender offer, by Buffets or any Subsidiary for all or any portion of the Buffets Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph f) has been made and (2) the aggregate amount of any distributions to all holders of Buffets Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this Section has been made, exceed 12.5% of the product of the Current Market Price


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    (determined as provided in paragraph (h) of this Section) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Buffets Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price (determined as provided in paragraph (h) of this Section) on the date of the Expiration Time and (II) the number of shares of Buffets Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (ii) the denominator of which shall be equal to the product of
    (A) the Current Market Price (determined as provided in paragraph (h) of this Section) as of the Expiration Time and (B) the number of shares of Buffets Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed to be accepted up to any such maximum, being referred to as the "Purchased Shares").

                 (g) The reclassification of Buffets Common Stock into securities, including securities other than Buffets Common Stock (other than any reclassification upon a consolidation or merger to which Section 13.11 applies), shall be deemed to involve (i) a distribution of such securities other than Buffets Common Stock to all holders of Buffets Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Buffets Common Stock outstanding immediately prior to such reclassification into the number of shares of Buffets Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision become effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section). Rights, options or warrants issued by Buffets to all holders of the Buffets Common Stock entitling the holders thereof to subscribe for or purchase shares of Buffets Common Stock (either initially or under certain


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    circumstances), which rights, options or warrants (i) are deemed to be transferred with such shares of Buffets Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Buffets Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of paragraphs (b) and (d) above not be deemed issued until the occurrence of the earliest Trigger Event. Notwithstanding any provision of paragraphs (b) and (d) above to the contrary, no adjustment shall be made pursuant to paragraphs (b) or (d) above for any dividend, distribution or issuance of rights, options or warrants to all holders of Buffets Common Stock if Buffets makes proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the date fixed for the determination of stockholders entitled to such issuance, dividend or distribution, shall be entitled to receive upon such conversion, in addition to the shares of Buffets Common Stock issuable upon such conversion, that number of rights, options or warrants as would have been issuable to a holder of a number of shares of Buffets Common Stock equal to the number of shares to which the Notes were convertible as of the date fixed for such issuance, dividend or distribution (with adjustments to the rights and privileges under such rights, options or warrants given effect as if such rights, options or warrants had been issued as of such date), provided that the foregoing provisions set forth in this sentence shall only apply to the extent (and so long as) such rights, options or warrants receivable upon conversion of the Notes would be exercisable without any loss of rights or privileges for a period of at least 90 days following conversion of the Notes. In addition, in the event of any issuance or distribution of rights, options or warrants, or any Trigger Event with respect thereto, which shall have resulted in an adjustment to the conversion price with respect to the Notes under paragraph (b) or (d) above, (a) in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the conversion price shall be readjusted upon such final redemption or repurchase to give effect to such issuance or distribution (or Trigger Event, as the case may be) as though a cash distribution had been made to all of the holders of Buffets Common Stock equal to the per share redemption or repurchase price received by a holder of Buffets Common Stock with respect to the rights, options or warrants received by such holder (assuming such holder had retained such rights, options or warrants), and (b) in the case of any such rights, options or warrants all of which shall have expired without exercise by any holder thereof, the conversion price with respect to the Notes shall be readjusted as if such issuance had not occurred.

                 (h) For the purpose of any computation under this paragraph and paragraphs (b), (d) and (e) of this Section, the current market price per share of Buffets Common Stock (the "Current Market Price") on any date shall


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    be deemed to be the average of the daily Closing Prices (as hereinafter defined) for the five consecutive Trading Days selected by Buffets commencing not more than 20 Trading Days before, and ending not later than the date in question; provided, however, that (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), b), (c), (d),
    (e) or (f) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (d) or (e) of this Section, whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Buffets Common Stock as of the close of business on the day before such "ex" date. For the purpose of any computation under paragraph (f) of this Section, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by Buffets commencing on or after the latest (the "Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation, and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the


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    Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. The closing price for any Trading Day (the "Closing Price") shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Buffets Common Stock is not listed or admitted to trading or, if not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Buffets Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Buffets Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by Buffets for that purpose. The term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Buffets Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Buffets Common Stock, means the first date on which the Buffets Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer means the first date on which the Buffets Common Stock trades regular way on such exchange or in such market after the last time that tenders may be made pursuant to such tender offer (as it shall have been amended).

                 (i) No adjustment in the conversion price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (i) shall be made to the nearest percent.

                 (j) No upward adjustment in the conversion price will be made other than in the event of a reverse stock split.

                 (k) Buffets from time to time may, to the extent permitted by law, reduce the conversion price of the Notes by any amount for a period of at least 20 days, in which case Buffets shall give at least 15 days' notice of such decrease, if the Board of Directors has made a determination that such decrease would be in the best interests of Buffets, which determination shall be conclusive. Buffets may make such reductions in the conversion price, in addition to those required by the preceding sentence and paragraphs (a), (b), (c), (d), (e) and (f) of this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Buffets Common Stock resulting from any dividend or distribution of stock or issuance of rights, options or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. Buffets shall have the power to resolve any ambiguity or correct any error in this paragraph (k) and its actions in so doing shall be final and conclusive.

                 (l)    Notwithstanding any other provision of this
    Section 13.4, no adjustment to the conversion price shall reduce the conversion price below the then par value per share of Buffets Common Stock, and any such purported adjustment shall instead reduce the conversion price to such par value. Buffets hereby covenants not to take any action to increase par value per share of Buffets Common Stock.

         13.5    NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

                 Whenever the conversion price is adjusted as herein provided,

                 (a) Buffets shall compute the adjusted conversion price in accordance with Section 13.4 and shall prepare a certificate signed by the Treasurer of Buffets setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 10.2 and with the Trustee at its Corporate Trust Office; and

                 (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by Buffets to all Holders at their last addresses as they shall appear in the Note Register.

         13.6    NOTICE OF CERTAIN CORPORATE ACTION.

                 In case:

                 (a) Buffets shall declare a dividend (or any other distribution) payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a conversion price adjustment pursuant to paragraph (e) of Section 13.4; or

                 (b) Buffets shall authorize the granting to the holders of Buffets Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                 (c) of any reclassification of Buffets Common Stock (other than a subdivision or combination of its outstanding shares of Buffets Common Stock), or of any consolidation, or share exchange to which Buffets is a party and which approval of any stockholders of Buffets is required, or of the sale or transfer of all or substantially all of the assets of Buffets; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of Buffets; or

                 (e) Buffets or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Buffets Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

    then Buffets shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section
    10.2 and with the Trustee at its Corporate Trust Office, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Note Register, at least twenty-one (21) days (or eleven days in any case specified in clause (a), (b) or (c) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Buffets Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or
    (y) the date on which such reclassification, consolidation, merger, share exchange, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Buffets Common Stock of record shall be entitled to exchange their shares of Buffets Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (e) of this Section 13.6.

         13.7    BUFFETS TO RESERVE COMMON STOCK.

                 Buffets shall at all times reserve and keep available out of its authorized but unissued Buffets Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Buffets Common Stock then issuable upon the conversion of all outstanding Notes.

         13.8    TAXES ON CONVERSIONS.

                 Buffets will pay any and all taxes levied by the taxing authorities of the United States of America or any political subdivision thereof that may be payable in respect of the issue or delivery of shares of Buffets Common Stock on conversion of Notes pursuant hereto. Buffets shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Buffets Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to Buffets the amount of any such tax, or established to the satisfaction of Buffets that such tax has been paid.

         13.9    COVENANT AS TO SHARES OF BUFFETS COMMON STOCK.

                 Buffets covenants that all shares of Buffets Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 13.8, Buffets will pay all taxes, liens and charges with respect to the issue thereof.

         13.10   CANCELLATION OF CONVERTED NOTES.

                 All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

         13.11   PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF
    ASSETS.

                 In case of any consolidation of Buffets with, or merger of Buffets into, any other Person, any merger of another Person into Buffets (other than a merger which does not result in any reclassification, conversion, change or cancellation of outstanding shares of Buffets Common Stock) or any sale or transfer of all or substantially all of the assets of Buffets, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 13.1, to convert such Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Buffets Common Stock into which such Note might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Buffets Common Stock is not a Person with which Buffets consolidated or into which Buffets merged or which merged into Buffets or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person, and failed to exercise his rights of election, if any, to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Buffets Common Stock held immediately prior to such consolidation, merger, sale or transfer by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers."

                                      ARTICLE IV

                       ENDORSEMENT AND CHANGE OF FORM OF NOTES

         Section 4.1 ENDORSEMENT TO NOTES. Any Notes authenticated and delivered after the close of business on the day the merger of CDI into Hometown is accomplished in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall (unless textually revised as hereinafter provided) be stamped by the Trustee, with a notation as follows:

    "The obligations and liabilities of Hometown Buffet, Inc., a Delaware corporation, contained herein with respect to the payment of the principal of, and premium, if any, and interest on, this Note and all other obligations and liabilities of the original obligor under the Indenture have been guaranteed by Buffets, Inc., a Minnesota corporation, which is the parent company of Hometown Buffet, Inc. Buffets, Inc. has also assumed the obligation of

    Hometown Buffet, Inc. to satisfy the conversion rights of the holder of this Note. This Note is now convertible for Common Stock of Buffets, Inc. on the basis provided for in the First Supplemental Indenture referred to below. The Indenture dated as of November 27, 1995, has been amended by a First Supplemental Indenture dated as of September 20, 1996 to provide among other things, for such guaranty and assumption of obligations and liabilities by Buffets, Inc. and the basis for the conversion. Reference is hereby made to said First Supplemental Indenture, copies of which are on file with Trustee, for a description of the amendments therein made."


                                      ARTICLE V

                        MISCELLANEOUS AMENDMENTS TO INDENTURE

         Section 5.1 AMENDMENTS TO DEFINITIONS Section 1.1 of the Indenture is hereby amended as follows:

         (a)  amending the following definition:

    "`Board of Directors' means either the board of directors of the Company or Buffets or any duly authorized committee of that board, as the context may indicate."

         (b)  amending the following definition:

    "`Board Resolution' means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or Buffets, as the context may indicate, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to Trustee."

         (c)  amending the following definition:

    "`Senior Indebtedness' means the principal of (and premium, if any) and interest on (a) all indebtedness of the Company or Buffets, as the context may indicate, for money borrowed, other than the Notes, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, except any such indebtedness that, by the terms of the instrument or instruments by which such indebtedness was created or incurred, expressly provides that it (i) is junior in right of payment to the Notes or (ii) ranks pari passu in right of payment with the Notes, and (b) any amendments, renewals, extensions, deferrals, modifications, refinancings and refundings of any such indebtedness. For the purposes of this definition, "indebtedness for money borrowed," when used with respect to the Company or Buffets, as the case may be, means (u) any obligation of the Company or Buffets for the repayment of borrowed money (including, without limitation, fees, penalties, expenses, collection expenses, interest yield amounts and other obligations in respect thereof and interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, whether or not allowed as a claim in such proceeding), whether or not evidenced by bonds, debentures, notes or other written instruments, and any other obligations evidenced by notes, bonds, debentures or similar instruments (including, without limitation, (i) the Obligations of Buffets under and as defined in that certain Second Amended and Restated Credit Agreement dated as of April 30, 1996, among Buffets, the Banks parties thereto, and First Bank National Association in its separate capacities as a Bank and as agent for the Banks, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of September 20, 1996, and (ii) any obligation of the Company or Buffets, as the context may indicate, for the repayment of borrowed money from any Subsidiary or Affiliate), (v) any deferred payment obligations of the Company or Buffets for the payment of the purchase price of property or assets evidenced by a note or similar instrument (excluding any obligations for trade payables or constituting the deferred purchase price of assets incurred in ordinary course of business), (w) any obligation for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company or Buffets under generally accepted accounting principles, (x) any obligations of the Company or Buffets due and payable under interest rate and currency swaps, floors, caps or similar arrangements intended to fix interest rate obligations or currency fluctuations risks, (y) all obligations of the Company or Buffets evidenced by a letter of credit or any reimbursement obligation of the Company or Buffets in respect of a letter of credit, and
    (z) any obligations of others of the kinds described in the preceding clauses (u), (v), (w), (x) or (y) assumed by or guaranteed by the Company or Buffets and the obligations of the Company or Buffets under guarantees of such obligations, including, without limitation, the obligations of the Company under that certain Guaranty of Country Delaware, Inc., a Delaware corporation ("CDI"), dated as of September 20, 1996, as assumed by the Company pursuant to that certain Assumption Agreement dated as of September 20, 1996 by and between the Company and CDI."

    (d)  amending the following definition:

    "`Subsidiary' means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or Buffets, as the context may indicate, or by one or more other Subsidiaries, or by the Company or Buffets, as the context may indicate, and by one or more other Subsidiaries. For the purposes of this definition, "Voting Stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency."

         (e)  adding the following definition:

    "'Buffets' means Buffets, Inc., a Minnesota corporation."

         (f)  adding the following definition:

    "'Buffets Common Stock' includes any stock of any class of Buffets which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Buffets and which is not subject to redemption by Buffets. However, subject to the provisions of Section 13.11, shares issuable on conversion of the Notes shall include only shares of the class designated as Buffets Common Stock at the date of this instrument or share of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Buffets and which are not subject to redemption by Buffets; provided, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications."

         Section 5.2 AMENDMENTS TO SECTIONS 1.2, 1.3 AND 1.5. For purposes of Sections 1.2, 1.3 and 1.5 of the Indenture, all references to "the Company" shall be deemed to be a reference to "the Company or Buffets."

         Section 5.3 AMENDMENTS TO SECTION 1.4. For purposes of Section 1.4(a) of the Indenture, all references to "the Company" shall be deemed to be a reference to "the Company and Buffets."

         Section 5.4 AMENDMENTS TO SECTION 1.14. Section 1.14 of the Indenture is hereby amended as follows:

    "Nothing in this indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company, Buffets, or their respective Subsidiaries are located."

         Section 5.5    AMENDMENTS TO SECTION 1.15.  For purposes of Section
1.15 of the Indenture, all references to "the Company" shall be deemed to be a reference to "the Company or Buffets."

         Section 5.6 AMENDMENTS TO SECTION 2.3. For purposes of Section 2.3 of the Indenture, all references to "HomeTown Buffet, Inc." in the form of Conversion Notice and the form of Option to Elect Repayment Upon a Risk Event shall be deemed to be a reference to "Buffets, Inc."

         Section 5.7 AMENDMENTS TO SECTION 3.8. For purposes of Section 3.8 of the Indenture, all references to "the Company, the Trustee and any agent of the Company or the Trustee" shall be deemed to be a reference to "the Company, Buffets, the Trustee, and any agent of the Company, Buffets or the Trustee."

         Section 5.8 AMENDMENTS TO SECTION 5.1. Section 5.1 of the Indenture is hereby amended by adding the following as an "Event of Default" thereunder:

    "(9) default in the performance, or breach, of any covenant or warranty of Buffets in this Indenture, and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to Buffets by the Trustee, or to Buffets and the Trustee by the Holders of at least 10% in principal amount of Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder."

         Section 5.9 AMENDMENTS TO SECTION 5.2. Section 5.2 of the Indenture is hereby amended in its entirety to read as follows:

    "5.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

                 If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company and Buffets (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

                 At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of 66-2/3% in principal amount of the outstanding Notes, by written notice to the Company, Buffets and the Trustee, may rescind and annul such declaration and its consequences if

                   (1) the Company or Buffets has paid or deposited with the Trustee a sum sufficient to pay

                        (A)  all overdue interest on all Notes,

                        (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

                        (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and

                        (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

    and

                   (2) all Events of Default, other than nonpayment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in
    Section 5.13.

                 No such rescission shall affect any subsequent default or impair any right consequent thereon."

         Section 5.10 AMENDMENTS TO SECTION 5.3. Section 5.3 of the Indenture is hereby amended in its entirety to read as follows:

    "5.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

                 The Company and Buffets each covenants that if:

                   (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of thirty (30) days, or

                   (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the maturity thereof, the Company or Buffets will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal

    (and premium, if any) and on any overdue interest, at the rate borne by the Notes, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy."

         Section 5.11 AMENDMENTS TO SECTION 7.4. Section 7.4 of the Indenture is hereby amended in its entirety to read as follows:

    "The Company shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act. Buffets shall file with the Trustee and the Commission, and transmit to Holders, such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within fifteen (15) days after the same is so required to be filed with the Commission."

         Section 5.12 AMENDMENTS TO SECTION 10.2. Section 10.2 of the Indenture is hereby amended by adding the following to Section 10.2:

         "Buffets will maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for conversion and where notices and demands to or upon Buffets in respect of the Notes and this Indenture may be served. Buffets will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Buffets shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and Buffets hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         Buffets may also from time to time designate one or more other offices or agencies (in or outside Hennepin County, Minnesota) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Buffets of its obligations to maintain an office or agency in Hennepin County, Minnesota for such purposes. Buffets will give prompt written notice to the Trustee of any such designation or rescission of any change in the location of any such other office or agency."

         Section 5.13   AMENDMENTS TO SECTION 12.2.  For Purposes of Section
12.2 of the Indenture, all references to "the Company" shall be deemed to be a reference to "the Company or Buffets."

                                      ARTICLE VI

                                    MISCELLANEOUS

         Section 6.1 DUE AUTHORIZATION AND EXECUTION. This First Supplemental Indenture is executed by Buffets, Hometown, and the Trustee pursuant to the provisions of Article 9 of the Indenture, and all the terms and conditions hereof shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes. Except as expressly altered or amended as set forth in this First Supplemental Indenture, the Indenture and the Notes issued thereunder are hereby ratified and confirmed and all the terms, provisions, and conditions of the Indenture and the Notes issued thereunder shall be and continue in full force and effect. The Indenture and this First Supplemental Indenture shall be read, interpreted and construed as one and the same instrument and shall be binding upon all the holders of the Notes.

         Section 6.2 COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         Section 6.3 ACCEPTANCE BY TRUSTEE. The Trustee accepts the modifications of the trust hereby effected upon the terms and conditions set forth in the Indenture as amended by this First Supplemental Indenture. The Trustee shall not be responsible for the validity or sufficiency of this First Supplemental Indenture or for the validity of the execution by Buffets or Hometown of this First Supplemental Indenture or for the recitals herein contained.

         IN WITNESS WHEREOF, each of the parties hereto have caused this First Supplemental Indenture to be signed in its corporate name by its President or one of its Vice Presidents and its corporate seal (if applicable) to be affixed hereto and attested by one of its Secretaries or Assistant Secretaries, all as of the day and year first above written.


Attest:                                     Buffets, Inc.


/s/ H. Thomas Mitchell                      By: /s/ Roe H. Hatlan
--------------------------------------         --------------------------------
                                            Its: Chief Financial Officer
                                               --------------------------------


Attest:                                     Hometown Buffet, Inc.


/s/ Bradley J. Thies                        By: /s/ C. Dennis Scott
--------------------------------------         --------------------------------
                                            Its: Chairman
                                               --------------------------------


Attest:                                     Wells Fargo Bank, N.A.


/s/ Carl Boyd                               By: /s/ Yona Binder
--------------------------------------         --------------------------------
                                            Its: Vice President
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